Exhibit 23.1


             [LETTERHEAD OF TOURVILLE, SIMPSON & HENDERSON, L.L.P.]



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


 The Board of Directors
 Community Capital Corporation:

 We consent to the incorporation by reference in this Registration Statement on Form S-8 of Community Capital Corporation of our report, dated January 20, 1999 (except for Note 16, as to which the date is January 27, 1999) relating to the consolidated balance sheets of Community Capital Corporation as of December 31, 1998 and 1997 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, which report is included in the 1998 Annual Report on Form 10-K of Community Capital Corporation.

                                      /S/ TOURVILLE, SIMPSON & HENDERSON, L.L.P.

                                          TOURVILLE, SIMPSON & HENDERSON, L.L.P.


 Columbia, South Carolina
 February 10, 2000